Exhibit 10.1

LIMITED WAIVER AND FOURTH AMENDMENT TO

SECOND AMENDED AND RESTATED CREDIT AGREEMENT AND CONSENT

This LIMITED WAIVER AND FOURTH AMENDMENT TO SECOND AMENDED AND RESTATED CREDIT AGREEMENT AND CONSENT, dated as of June 12, 2025 (this “Amendment”), is made and entered into by and among LDRV HOLDINGS CORP., a Delaware corporation (the “Borrower Representative”), each of the other Loan Parties party hereto, each of the Lenders party hereto and MANUFACTURERS AND TRADERS TRUST COMPANY, a New York banking corporation, as the Administrative Agent.

RECITALS:

WHEREAS, reference is made to (i) that certain Second Amended and Restated Credit Agreement, dated as of February 21, 2023 (as amended, restated, supplemented or otherwise modified prior to the date hereof, the “Existing Credit Agreement,” and as amended by this Amendment, the “Credit Agreement”), by and among the Borrower Representative, the Loan Parties party thereto, the lenders from time to time party thereto (the “Lenders”), and the Administrative Agent and (ii) that certain letter agreement, dated and effective as of April 30, 2025 (as amended, restated, supplemented or otherwise modified prior to the date hereof, the “Limited Waiver”), by and among the Borrowers, the Guarantors, the Lenders party thereto, and the Administrative Agent;

WHEREAS, each of the Loan Parties acknowledges and agrees that certain Defaults and Events of Default have occurred and are continuing (collectively, the “Specified Defaults”) under (i) Section 7.01 of the Existing Credit Agreement as a result of the Borrowers’ failure to (a) to make certain curtailment payments as required by Sections 2.01.7, 2.01.8, and 2.01.9 of the Existing Credit Agreement during the month ending April 30, 2025 and (b) to pay to the Administrative Agent for the ratable benefit of the Lenders in each Class all accrued interest owing in respect of such Class of Loans in arrears for the Interest Payment Date occurring on May 1, 2025, as required by Section 2.07 of the Existing Credit Agreement, (ii) Section 7.02(a) of the Existing Credit Agreement as a result of the Borrowers’ failure to comply with the minimum Liquidity covenant set forth in Section 6.19 of the Existing Credit Agreement for the month ended April 30, 2025, (iii) Section 7.02(c) of the Existing Credit Agreement as a result of the Borrowers’ failure to pay when and as due, or within applicable grace periods, all liabilities due to third persons and all Taxes imposed upon it or any of its property or which it is required to withhold and pay over to the taxing authority or which it must pay on its income prior to the date of the Amendment, as required by Sections 5.05 and 5.07 of the Existing Credit Agreement, (iv) Section 7.03 of the Existing Credit Agreement as a result of the Borrowers’ representation under Section 3.19 of the Existing Credit Agreement, that each of the Loan Parties and each Subsidiary of a Loan Party, taken as a whole is, and will remain, Solvent, being false when made or deemed made prior to July 31, 2025, and (v) Section 7.04 of the Existing Credit Agreement as a result of (a) any of the foregoing Defaults or Events of Default resulting in defaults or cross defaults under the Knoxville mortgage in favor of First Horizon Bank or (b) any of the following: (1) any of the foregoing Defaults or Events of Default resulting in defaults or cross defaults under the Coliseum Agreement or (2) the occurrence of any Specified Coliseum Default;

WHEREAS, the Loan Parties have requested that the Administrative Agent and the Required Lenders agree to (i) waive the Specified Defaults, (ii) amend certain provisions of the Existing Credit Agreement and (iii) consent to the Tulsa Sale (as defined below), in each case, on the terms and subject to the conditions set forth herein; and

WHEREAS, the Lenders party hereto, comprising all Lenders under the Existing Credit Agreement, have agreed to waive the Specified Defaults, amend certain provisions of the Existing Credit Agreement and consent to the Tulsa Sale, in each case, on the terms and subject to the conditions set forth herein.

NOW, THEREFORE, in consideration of the mutual agreements herein contained and other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, the parties hereto agree as follows:

SECTION 1. Defined Terms; Interpretation; Etc. Capitalized terms used and not defined herein shall have the meanings assigned to such terms in the Existing Credit Agreement. This Amendment is a “Credit Document”, as defined in the Existing Credit Agreement.

SECTION 2. Amendments to Existing Credit Agreement. Subject to the terms and conditions set forth herein, effective upon the occurrence of the Fourth Amendment Effective Date (as defined below), the Existing Credit Agreement is hereby amended as follows:

(a) Section 1.01 of the Existing Credit Agreement is amended by adding the following definition in the appropriate alphabetical location:

“Fourth Amendment Effective Date” means June 12, 2025.

(b) Section 2.03.3(a)(ii) of the Existing Credit Agreement is amended by deleting the reference to “and the Properties located in Waller, Texas” in its entirety.

(c) Section 5.05 of the Existing Credit Agreement is amended and restated in its entirety as follows:

“Section 5.05 Payment Of Liabilities To Third Persons. Each Borrower and each other Loan Party shall pay when and as due, or within applicable grace periods, all liabilities due to third persons where the failure to pay, discharge or satisfy the same would reasonably be expected, individually or in the aggregate, to have a Material Adverse Change, except when the amount thereof is being contested in good faith by appropriate proceedings and with adequate reserves therefor being set aside by it.”

(d) Section 5.07 of the Existing Credit Agreement is amended and restated in its entirety as follows:

“Section 5.07. Payment of Taxes. Each of the Borrowers and each of the other Loan Parties shall pay or cause to be paid when and as due all Taxes imposed upon it or on any of its property or which it is required to withhold and pay over to the taxing authority or which it must pay on its income, except where (i) contested in good faith, by appropriate proceedings and at its own cost and expense or (ii) the failure to pay, discharge or satisfy the same would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Change; provided, however, that no Loan Party shall be deemed to be contesting in good faith by appropriate proceedings unless, (a) such proceedings operate to prevent the taxing authority from attempting to collect the Taxes, (b) the Collateral is not subject to sale, forfeiture or loss during such proceedings, (c) the applicable Loan Party’s contest does not subject the Credit Parties to any liabilities owed to or claims from the taxing authority or any other person, (d) the applicable Loan Party establishes appropriate reserves for the payment of all Taxes, court costs and other expenses for which such Loan Party would be liable if unsuccessful in the contest, (e) the applicable Loan Party prosecutes the contest continuously to its final conclusion, and (f) at the conclusion of the proceedings, the applicable Loan Party promptly pays all amounts determined to be payable, including, but not limited to, all taxes, legal fees and court costs.”

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(e) Section 5.23 of the Existing Credit Agreement is amended and restated in its entirety as follows:

“Section 5.23. Chief Administrative Officer; Financial Advisors.

5.23.1 At all times from the Fourth Amendment Effective Date and until such time as mutually agreed between the Loan Parties and the Required Lenders, the Loan Parties and their Subsidiaries shall continue to retain an employee of Berkeley Research Group, LLC (“BRG”), or such other independent party acceptable to the Required Lenders, as chief administrative officer for the Loan Parties and their Subsidiaries (the “CAO”) on the terms and conditions set forth in that certain side letter agreement with the Administrative Agent, dated and effective as of April 30, 2025.

5.23.2 At all times from the Fourth Amendment Effective Date and until such time as mutually agreed between the Loan Parties and the Required Lenders, the Loan Parties shall continue to retain CR3, BRG or another financial advisor acceptable to the Administrative Agent (the “Company FA”) as the Loan Parties’ financial advisor, with a scope of work and duties reasonably acceptable to the Administrative Agent. The Loan Parties shall cause the Company FA to (a) communicate directly with the Administrative Agent, the Lenders and their advisors upon the Administrative Agent’s request, (b) assist the Loan Parties with the reporting required under Section 5.09.15, (c) provide information and regular reporting to the Administrative Agent, the Lenders and their advisors in such form and on such timelines as may be reasonably requested by them and (d) report directly to the board of directors of the Loan Parties. The Loan Parties shall, at all times, cooperate with the Company FA, which shall include, but not be limited to, providing the Company FA access to the books and records of the Loan Parties, directing and causing employees, officers, management, advisors, accountants and consultants to cooperate with the Company FA, supporting the Company FA in the preparation of reporting and cooperating in good faith to implement recommendations reasonably made by the Company FA and acceptable to the Loan Parties and the Administrative Agent.

5.23.3. As of the Fourth Amendment Effective Date, the Administrative Agent shall continue to retain FTI Consulting, Inc. (“FTI”), as financial advisor, until such time as determined by the Administrative Agent in its discretion.”

(f) Section 6.03(l) of the Existing Credit Agreement is amended and restated in its entirety as follows:

“(l) Indebtedness incurred to finance or refinance real property owned by any Designated Real Estate Subsidiary; provided that (1) prior to the repayment in full of the Revolving Loans, the Net Available Proceeds received therefrom are applied to repay the Revolving Loans to the extent required under Section 2.03.3(a)(ii) and (2) after the Revolving Loans are paid in full, the Required Lenders consent in writing to the extent such real property is encumbered by a mortgage or deed of trust granted in favor of the Administrative Agent to secure the outstanding Obligations under the Floor Plan Facility; and”

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(g) Section 6.05(f) of the Existing Credit Agreement is amended and restated in its entirety as follows:

“(f) Dispositions of real property by the Designated Real Estate Subsidiaries so long as (1) prior to the repayment in full of the Revolving Loans, the proceeds are applied in accordance with Section 2.03.3 hereof and (2) after the Revolving Loans are paid in full, the Required Lenders consent in writing to the extent such real property is encumbered by a mortgage or deed of trust granted in favor of the Administrative Agent to secure the outstanding Obligations under the Floor Plan Facility.”

(h) The covenants set forth in (i) the Limited Waiver and Consent with respect to Credit Agreement dated as of March 27, 2025 by and among the Borrowers, the Guarantors, the Lenders party thereto, and the Administrative Agent and (ii) the Limited Waiver, each as amended or otherwise modified prior to the date hereof, are terminated and superseded hereby.

The parties hereto acknowledge and agree that this Amendment is not a novation of the Existing Credit Agreement, any other Credit Document or of any credit facility or guaranty provided thereunder or in respect thereof. As used in the Credit Agreement, the terms “Agreement”, “this Agreement”, “herein”, “hereinafter”, “hereto”, “hereof” and words of similar import shall, unless the context otherwise requires, from and after the Fourth Amendment Effective Date, mean or refer to the Credit Agreement, as further amended, supplemented or modified from time to time in accordance with its terms. As used in any other Credit Document, from and after the Fourth Amendment Effective Date, all references to the “Credit Agreement” in such Credit Documents shall, unless the context otherwise requires, mean or refer to the Credit Agreement, as further amended, supplemented or modified from time to time in accordance with its terms.

SECTION 3. Limited Waiver of Specified Defaults. Each of the Loan Parties acknowledges and agrees that each of the Specified Defaults may constitute or constitutes an Event of Default under the Existing Credit Agreement and the other Credit Documents. Pursuant to the request of the Loan Parties and subject to and upon the terms and conditions of this Amendment and the satisfaction of all conditions precedent contained herein, as of the Fourth Amendment Effective Date, the Administrative Agent and the Lenders hereby waive each of the Specified Defaults and the obligation of any Loan Party to pay interest or Letter of Credit Fees at the Default Rate with respect to any Specified Default. Except as expressly provided in this Section 3, nothing contained in this Amendment, or any other communication between or among the Administrative Agent, the Lenders and the Loan Parties, shall be construed as a waiver by the Administrative Agent or any Lender of any covenant or provision of this Amendment, the Existing Credit Agreement, the other Credit Documents or any other contract or instrument between or among any Loan Party and the Administrative Agent or any Lender, or of any similar future transaction, and the failure of the Administrative Agent and the Lenders at any time or times hereafter to require strict performance by any Loan Party of any provision hereof or thereof shall not waive, affect or diminish any right of the Administrative Agent and the Lenders to thereafter demand strict compliance therewith. Nothing contained in this Amendment shall directly or indirectly in any way whatsoever either: (a) except for the waiver expressly provided in this Section 3, impair, prejudice or otherwise adversely affect the Administrative Agent’s and the Lenders’ right at any time to exercise any right, privilege or remedy in connection with the Existing Credit Agreement and the other Credit Documents, as amended hereby, (b) except as expressly provided in this Amendment, amend or alter any provision of the Existing Credit Agreement, the other Credit Documents or any other contract or instrument, or (iii) constitute any course of dealings or similar basis for altering any obligation of any Loan Party under the Credit Agreement or the other Credit Documents or any right, privilege or remedy of the Administrative Agent and the Lenders under the Credit Agreement, the other Credit Documents or any other contract or instrument. The Administrative Agent and the Lenders each hereby reserve all rights granted under this Amendment, the Credit Agreement, the other Credit Documents and any other contract or instrument between or among any Loan Party and the Administrative Agent or any Lender.

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SECTION 4. Waiver of Amortization Payments. Subject to the terms and conditions set forth herein, effective upon the occurrence of the Fourth Amendment Effective Date (as defined below), the Administrative Agent and the Required Lenders hereby waive any Default or Event of Default resulting from the Borrowers’ failure to make the $2,500,000 quarterly amortization payments on the Revolving Credit Loans required pursuant to Section 2.03.3(b) of the Credit Agreement for the Fiscal Quarters ending June 30, 2025, September 30, 2025 and December 31, 2025.

SECTION 5. Consent to Tulsa Sale. Subject to the terms and conditions set forth herein, effective upon the occurrence of the Fourth Amendment Effective Date, the Administrative Agent and the Lenders hereby consent to the Loan Parties’ and their Subsidiaries’ sale of their assets (the “Tulsa Sale”), including owned real estate, at the Facility located at 4655 S. Highway 66, Claremore, OK 74019 (the “Tulsa Facility”), subject to the following conditions:

(a) Purchase Price. The aggregate purchase price for the Tulsa Facility shall be not less than the sum of (i) $7,000,000, with respect to the owned real estate at the Tulsa Facility, (ii) $2,100,000, with respect to goodwill, FF&E, parts, and other intangible and tangible assets at the Tulsa Facility (other than RV Inventory), and (iii) cash in an amount equal to the aggregate principal balance of the Floor Plan Loans made with respect to the Floor Plan Units located at or in transit to the Tulsa Facility (the “Tulsa Floor Plan Units”) at the time the Tulsa Facility is sold (collectively, the “Tulsa Sale Proceeds”).

(b) Use of Proceeds. The Tulsa Sale Proceeds shall be applied in accordance with Section 6(c) of this Amendment.

(c) Purchase Agreement. The Loans Parties shall deliver to the Administrative Agent the definitive purchase agreement and related sources and uses for the Tulsa Sale, in form and substance satisfactory to the Administrative Agent and the Required Lenders (collectively, the “Tulsa Purchase Agreement”), prior to the consummation of the Tulsa Sale, which shall not contain any terms inconsistent in any material respect with the consent provided in this Section 5.

(d) Purchase Agreement Amendments. Without the prior written consent of the Administrative Agent, the Loan Parties shall not amend or otherwise modify the Tulsa Purchase Agreement.

(e) Information. The Loan Parties shall promptly deliver to the Administrative Agent such financial and other information regarding the Tulsa Sale as the Administrative Agent may reasonably request from time to time.

Upon the request of the Borrower Representative, the Administrative Agent shall promptly deliver a customary payoff letter in connection with the Tulsa Sale that will (x) specify the amount of the Floor Plan Loans and Revolving Loans that must be repaid in connection with the Tulsa Sale in order for the Administrative Agent’s Liens on the assets to be sold in the Tulsa Sale to be released and terminated (consistent with Section 6(c)(ii) and (iii) of this Amendment) and (y) provide that the Administrative Agent’s Liens on such assets shall be released and terminated upon the Administrative Agent’s receipt of such amount in accordance with the provisions of such payoff letter.

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Each Loan Party acknowledges and agrees that the consent contained in the foregoing shall not waive or amend (or be deemed to be or constitute an amendment to or waiver of) any other covenant, term or provision in the Credit Agreement or hinder, restrict or otherwise modify the rights and remedies of the Lenders and the Administrative Agent following the occurrence of any other present or future Default or Event of Default under the Credit Agreement or any other Credit Document.

SECTION 6. Allocation of Sale Proceeds. Notwithstanding anything to the contrary in the Credit Documents, the General RV Sale Proceeds (as defined in the Limited Waiver), the Fun Town Sale Proceeds (as defined in the Limited Waiver), and the Tulsa Sale Proceeds shall be applied as follows (for the avoidance of doubt, in lieu of any other required use or prepayment specified by the Credit Documents):

(a) General RV Sale Proceeds. The General RV Sale Proceeds shall be applied as follows:

(i) $14,700,000 to Coliseum in payment of the principal amount of its mortgage on the Facility located at 2398 Peters Road, Fort Pierce, Florida 34945, plus interest, fees, costs and expenses and other amounts payable in connection therewith under the Coliseum Agreement;

(ii) an amount to the Administrative Agent, for the ratable benefit of the Lenders in the applicable Class, equal to the curtailment payments due and payable during the month ending April 30, 2025 and interest payable on the Interest Payment Date occurring on May 1, 2025 that remain outstanding as of the Fourth Amendment Effective Date;

(iii) with respect to each General RV Floor Plan Unit, 100% of the Floor Plan Loans made with respect to such General RV Floor Plan Units at the applicable General RV Facility (as such terms are defined in the Limited Waiver) to the Administrative Agent to be applied to the outstanding principal amount of the Floor Plan Loans; and

(iv) the balance of the General RV Sale Proceeds to the Loan Parties, for working capital or general corporate purposes.

(b) Fun Town Sale Proceeds. The Fun Town Sale Proceeds shall be applied as follows:

(i) with respect to each Fun Town Floor Plan Unit, 100% of the Floor Plan Loans made with respect to such Fun Town Floor Plan Unit at the applicable Fun Town Facility (as such terms are defined in the Limited Waiver) to the Administrative Agent to be applied to the outstanding principal amount of the Floor Plan Loans; and

(ii) the balance of the Fun Town Sale Proceeds to the Loan Parties, for working capital or general corporate purposes.

(c) Tulsa Sale Proceeds. The Tulsa Sale Proceeds shall be applied as follows:

(i) from proceeds of the sale of the owned real property at the Tulsa Facility, an amount equal to the remaining outstanding principal amount under the Coliseum Agreement to Coliseum in payment of the principal amount of its mortgage on the Tulsa Facility, plus all interest, fees, costs and expenses and other amounts payable in connection therewith under the Coliseum Agreement;

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(ii) any remaining Net Available Proceeds with respect to the sale of the owned real property at the Tulsa Facility to the Administrative Agent in payment of the principal amount of the Revolving Credit Loans then outstanding;

(iii) with respect to each Tulsa Floor Plan Units, 100% of the Floor Plan Loans made with respect to such Tulsa Floor Plan Units to the Administrative Agent to be applied to the outstanding principal amount of the Floor Plan Loans; and

(iv) the balance of the Tulsa Sale Proceeds to the Loan Parties, for working capital or general corporate purposes.

SECTION 7. Floor Plan Commitment. The aggregate Floor Plan Loan Commitments and the Floor Plan Line of Credit Dollar Cap shall be automatically and permanently reduced (i) effective as of the consummation of each Asset Sale (as such term is defined in the Limited Waiver) at each General RV Facility by an amount equal to the aggregate amount of Floor Plan Loans repaid at the closing of the Asset Sale at such General RV Facility (it being understood that, with respect to any such Asset Sale occurring on or prior to the Fourth Amendment Effective Date, such reductions shall become effective on the Fourth Amendment Effective Date), (ii) upon consummation of each Asset Sale at each Fun Town Facility by an amount equal to the aggregate amount of Floor Plan Loans repaid at the closing of the Asset Sale at such Fun Town Facility, and (iii) upon consummation of the Tulsa Sale, by an amount equal to the aggregate amount of Floor Plan Loans repaid at the closing of the Tulsa Sale; provided that, the maximum aggregate reductions pursuant to this Section 7 shall be capped such that the Floor Plan Loan Commitments and the Floor Plan Line of Credit Dollar Cap shall be not less than $245,000,000.

SECTION 8. Covenants. In addition to and without limitation of the covenants contained in the Credit Documents, the Loan Parties hereby covenant and agree that they shall perform, observe and comply with each of the following covenants:

(a) Repayment of Revolving Credit Loans. In the event that, between June 1, 2025 and December 31, 2025, the Revolving Credit Loans are not repaid by an aggregate principal amount of at least $7,500,000, the Revolving Credit Borrowers shall make a repayment of the principal amount of the Revolving Credit Loans in an amount equal to the deficiency on December 31, 2025.

(b) Sale of Unimproved Assets. The Loan Parties shall sell their unimproved Properties (collectively, the “Unimproved Asset Sales”) located at in (i) Aurora, Colorado (the “Aurora Parcel”), (ii) Las Vegas, Nevada (the “Las Vegas Parcel”), and (iii) Waller, Texas (the “Waller Parcel”) on or before the “Unimproved Asset Sale Outside Date”, as defined in that certain side letter relating to this Amendment dated as of the date hereof between Borrower Representative and Administrative Agent, subject to the following conditions:

(i) The Required Lenders, the Borrowers and (solely to the extent there are any loans under the Coliseum Agreement then outstanding) Coliseum shall negotiate a mutually agreeable waterfall (subject to Sections 10.01(e) and (i) of the Existing Credit Agreement) for the net cash proceeds of the Unimproved Asset Sales promptly upon receipt of the Updated Business Plan (as defined below).

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(ii) The Borrowers shall promptly deliver to the Administrative Agent (i) all bona fide written letters of intent, term sheets, commitment letters and/or similar indications of interest received from prospective bidders in connection with any Unimproved Asset Sale and (ii) such other information regarding the Unimproved Asset Sales as the Administrative Agent may reasonably request from time to time.

(c) Updated Business Plan. On or before June 30, 2025, the Loan Parties shall cause the CAO in collaboration with management shall deliver to the Administrative Agent a business plan running through the Maturity Dates, in form and substance reasonably satisfactory to the Administrative Agent and the Required Lenders (the “Updated Business Plan”), which shall include the CAO’s assessment of (i) an appropriate strategy for improving the Loan Parties’ current financial performance and liquidity position, (ii) specific initiatives related to revenue enhancement, productivity improvements and cost reductions, and (iii) the amount of cash proceeds required by the Loan Parties for bona fide working capital and general corporate purposes, if any, from the Unimproved Asset Sales and potentially one or more new loans from Coliseum.

(d) Investment Banker; Transaction. The Loan Parties shall continue to retain a broker or other third-party independent advisor, in each case acceptable to the Administrative Agent (the “Investment Banker”), for the purpose of marketing and advising on the Loan Parties’ efforts to raise new capital through one or more asset sales and/or debt or equity capital raises, in each case on terms acceptable to the Administrative Agent and the Lenders (each, a “Transaction”). Until such time as mutually agreed between the Loan Parties and the Required Lenders, the Loan Parties shall (i) provide the Administrative Agent with copies of (x) all bona fide written letters of intent, term sheets, commitment letters and/or similar indications of interest (“IOIs”), in each case, received from prospective bidders and financing sources in connection with any Transaction promptly, and in any case within two business days, after receipt thereof, (y) all material draft definitive documents in connection with any Transaction and (z) all investor presentations, confidential information memorandum, financial projections and other written materials prepared by the Investment Banker and/or the Loan Parties in connection with any Transaction, (ii) cause their management and advisors (including the Investment Banker) to provide weekly written updates and participate in weekly conference calls with the Lenders and their professionals to discuss updates regarding the financial status and assets and liabilities of the Loan Parties, the Transactions and any other matters reasonably requested by the Lenders and (iii) present all IOIs in connection with any Transaction to the Board of Directors of Pubco Guarantor or any transaction or financing committee thereof for consideration.

(e) Waller Deed of Trust and Amendment to Coliseum Intercreditor Agreement. On or before July 14, 2025, the Loan Parties shall cause to be delivered to the Administrative Agent (i) a deed of trust granted in favor of the Administrative Agent with respect to the Waller Parcel to secure the outstanding Obligations and (ii) a duly executed amendment agreement with respect to the Coliseum Intercreditor Agreement pursuant to which Coliseum and the Administrative Agent agree to make changes necessary to effectuate the terms of this Amendment.

(f) Cross-Collateralization. On or before August 12, 2025, except for mortgages or deeds of trust encumbering real property located in Oklahoma or Tennessee, the Loan Parties shall cause the existing mortgages or deeds of trusts granted by the Loan Parties and their Subsidiaries in favor of the Administrative Agent pursuant to Section 5.15.2 of the Credit Agreement to be modified to cross-collateralize and secure the outstanding Obligations under the Floor Plan Facility.

(g) Further Amendments. Upon delivery of the Updated Business Plan, the Required Lenders and the Borrowers shall negotiate with the Administrative Agent and the Required Lenders (i) mutually agreeable changes to Sections 6.12 (Maximum Total Net Leverage Ratio) and 6.18 (Minimum Consolidated EBITDA) of the Existing Credit Agreement and (ii) dissolution of certain dormant Loan Parties and other subsidiaries that have few or no remaining assets, subject to the delivery of supporting information satisfactory to the Administrative Agent in its sole discretion.

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The Loan Parties’ failure to perform or observe any covenant or agreement set forth in this Section 8 shall constitute an immediate Event of Default.

SECTION 9. Consent to Coliseum Waiver. To the extent required under Section 6.16 of the Credit Agreement, the Administrative Agent hereby consents to the execution and delivery by the Loan Parties and their Subsidiaries of (a) the Waiver of Release Conditions and Consent dated June 6, 2025 between the Loan Parties and their Subsidiaries party thereto and Coliseum and (b) the Waiver of Defaults and Consent in the form attached thereto as Exhibit C (the “Coliseum Waiver”). Each Loan Party acknowledges and agrees that the consent contained in the foregoing shall not waive or amend (or be deemed to be or constitute an amendment to or waiver of) any other covenant, term or provision in the Credit Agreement or hinder, restrict or otherwise modify the rights and remedies of the Lenders and the Administrative Agent following the occurrence of any other present or future Default or Event of Default under the Credit Agreement or any other Credit Document

SECTION 10. Conditions Precedent. This Amendment shall become effective as of the date on which the following conditions precedent are satisfied (such date, the “Fourth Amendment Effective Date”):

(a) The Administrative Agent (or its counsel) shall have received from each Borrower, each other Loan Party and the Required Lenders a counterpart of this Amendment duly executed and delivered on behalf of such party;

(b) The Loan Parties shall have delivered to the Administrative Agent the Coliseum Waiver duly executed by the parties thereto; and

(c) The Borrowers shall have paid in immediately available funds all unpaid fees and expenses incurred by and owing to Morgan, Lewis & Bockius LLP and FTI Consulting, Inc. for which invoices have been presented to Borrower Representative at or prior to the time this Amendment has been executed and delivered by the parties hereto.

The Administrative Agent shall notify the Borrowers and the Lenders of the Fourth Amendment Effective Date, and such notice shall be conclusive and binding.

SECTION 11. Representations and Warranties. In order to induce the Lenders and the Administrative Agent to enter into this Amendment, each Loan Party hereby represents and warrants to the Lenders and the Administrative Agent on and as of the Fourth Amendment Effective Date that:

(a) Authorization; No Contravention. The execution and delivery by each Loan Party of this Amendment and performance by each Loan Party of this Amendment and the Credit Agreement have been duly authorized by all necessary corporate or other organizational action, and do not and will not (a) contravene the terms of any of such Loan Party’s Organization Documents; (b) conflict with or result in any breach or contravention of, or the creation of any Lien (except pursuant to the Security Documents) under, or require any payment to be made under (i) any Material Contract to which such Person is a party or affecting such Person or the properties of such Person or any Loan Party, or (ii) any order, injunction, writ or decree of any Governmental Authority or any arbitral award to which such Person or its property is subject; or (c) violate any Law; except, in the case of clause (b) or (c), to the extent such contravention, conflict or violation would not reasonably be expected to have Material Adverse Change. No Default or Event of Default has occurred and is continuing (other than the Specified Defaults).

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(b) Binding Effect. This Amendment has been duly executed and delivered by each Loan Party which is a party hereto, and each of this Amendment and the Existing Credit Agreement, as amended by this Amendment, constitute the legal, valid and binding obligation of each Loan Party party thereto, enforceable in accordance with its respective terms, subject to applicable bankruptcy, reorganization, insolvency, moratorium and similar Laws affecting creditors’ rights generally and general principles of equity.

(c) Representations and Warranties. The representations and warranties of the Loan Parties contained in this Amendment and each other Credit Document are true and correct in all material respects (and, in the case of any representation or warranty that is qualified by materiality or Material Adverse Change, are true and correct in all respects) on and as of Fourth Amendment Effective Date , except to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct in all material respects (and, in the case of any representation or warranty that is qualified by materiality or Material Adverse Change, are true and correct in all respects) as of such earlier date.

SECTION 8. Reaffirmation of Guaranty Agreements and Security Interests. Each Loan Party hereby acknowledges its receipt of a copy of this Amendment and its review of the terms and conditions hereof and consents to the terms and conditions of this Amendment and the transactions contemplated hereby. Except as provided in this Amendment, including as it relates to the scope of Obligations secured by the Collateral on and after the Fourth Amendment Effective Date , each Loan Party hereby (a) affirms and confirms its guarantees, pledges, grants and other undertakings under the Existing Credit Agreement, the Guaranty Agreements and the other Credit Documents to which it is a party, and (b) agrees that (i) each Credit Document to which it is a party shall continue to be in full force and effect and (ii) all guarantees, pledges, grants and other undertakings thereunder shall continue to be in full force and effect and shall accrue to the benefit of the Secured Parties. In furtherance of the foregoing, each respective Loan Party party hereto affirms and confirms its guarantee of the Obligations as a “Guarantor” party to the Guaranty Agreements.

SECTION 9. Miscellaneous.

(a) No Waiver. Nothing contained herein shall be deemed to constitute a waiver of compliance with, or consent to any deviation from, any term or condition contained in the Existing Credit Agreement or any of the other Credit Documents except as expressly stated herein, or constitute a course of conduct or dealing among the parties. The Administrative Agent and the Lenders reserve all rights, privileges and remedies under the Credit Documents. Any default by any Loan Party of any of its obligations under this Amendment shall constitute an immediate Event of Default under the Credit Agreement, without further action or notice by or any behalf of the Administrative Agent, the Lenders or any other Person.

(b) Fees and Expenses. The Borrowers shall reimburse the Administrative Agent for all reasonable and documented out-of-pocket costs and expenses (including, without limitation, all outstanding reasonable and documented attorneys’ fees, charges and disbursements incurred by and owing to Morgan, Lewis & Bockius LLP, legal counsel for the Administrative Agent, and FTI Consulting, Inc., financial advisor for the Administrative Agent) incurred by the Administrative Agent in connection with the preparation, negotiation, and execution of this Amendment and the other agreements and documents executed and delivered in connection herewith in addition to any other outstanding fees and expenses owing, in each case, in accordance with the terms of the Credit Agreement and incurred prior to the date hereof.

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(c) Governing Law. This Amendment and any claims, disputes or causes of action (whether in contract or tort) arising out of or related to this Amendment and the transaction contemplated hereby shall be governed by, and construed in accordance with, the laws of the Governing State.

(d) JURISDICTION. EACH LOAN PARTY IRREVOCABLY AND UNCONDITIONALLY AGREES THAT IT WILL NOT COMMENCE ANY ACTION, LITIGATION OR PROCEEDING OF ANY KIND OR DESCRIPTION, WHETHER IN LAW OR EQUITY, WHETHER IN CONTRACT OR IN TORT OR OTHERWISE, AGAINST THE ADMINISTRATIVE AGENT, ANY LENDER, OR ANY RELATED PARTY OF THE FOREGOING IN ANY WAY RELATING TO THIS AMENDMENT OR ANY OTHER CREDIT DOCUMENT OR THE TRANSACTIONS RELATING HERETO OR THERETO, IN ANY FORUM OTHER THAN THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK COUNTY AND OF THE UNITED STATES DISTRICT COURT OF THE SOUTHERN DISTRICT OF NEW YORK, AND ANY APPELLATE COURT FROM ANY THEREOF, AND EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF SUCH COURTS AND AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION, LITIGATION OR PROCEEDING, OR ANY OTHER ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AMENDMENT OR ANY OTHER CREDIT DOCUMENT, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE COURT OR, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, IN SUCH FEDERAL COURT. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS AMENDMENT OR IN ANY OTHER CREDIT DOCUMENT SHALL AFFECT ANY RIGHT THAT THE ADMINISTRATIVE AGENT OR ANY LENDER MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS AMENDMENT OR ANY OTHER CREDIT DOCUMENT AGAINST ANY LOAN PARTY OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION.

(e) VENUE. EACH LOAN PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AMENDMENT OR ANY OTHER CREDIT DOCUMENT IN ANY COURT REFERRED TO IN SECTION 10.21 OF THE CREDIT AGREEMENT. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.

(f) SERVICE OF PROCESS. EACH LOAN PARTY IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 10.10 OF THE CREDIT AGREEMENT. NOTHING IN THIS AMENDMENT WILL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW.

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(g) WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AMENDMENT OR ANY OTHER CREDIT DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AMENDMENT AND THE OTHER CREDIT DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

(h) Benefits. This Amendment shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns.

(i) Release. In consideration of the agreements of the Administrative Agent and each Lender contained in this Amendment and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each of the Loan Parties, on behalf of itself and its successors, assigns, and other legal representatives (collectively, the “Releasors”), hereby absolutely, unconditionally and irrevocably releases, remises and forever discharges the Administrative Agent and each Lender, each of their successors and assigns, each of their respective affiliates, and their respective affiliates’ present and former shareholders, members, subsidiaries, divisions, predecessors, directors, officers, attorneys, employees, agents and other representatives (the Administrative Agent, the Lenders and all such other Persons being hereinafter referred to collectively as the “Releasees,” and individually as a “Releasee”), of and from all demands, actions, causes of action, suits, covenants, contracts, controversies, agreements, promises, sums of money, accounts, bills, reckonings, damages and any and all other claims, counterclaims, defenses, rights of set-off, demands and liabilities whatsoever (individually a “Claim” and collectively, “Claims”) of every name and nature, either known or unknown, both at law and in equity, which the Releasors, or any of them, or any of their successors, assigns or other legal representatives may now or hereafter own, hold, have or claim to have against the Releasees or any of them for, upon, or by reason of any circumstance, action, cause or thing whatsoever which arises at any time on or prior to the date hereof, including, without limitation, for or on the account of, or in relation to, or in any way in connection with the Credit Agreement, or any of the other Credit Documents or transactions thereunder or related thereto.

(j) Counterparts and Integration; Entire Agreement; Electronic Signatures. This Amendment may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Amendment and the other Credit Documents constitute the entire contract among the parties party hereto relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. This Amendment shall become effective on the Fourth Amendment Effective Date when, among other things, this Amendment shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto. Delivery of an executed counterpart of a signature page of this Amendment by facsimile or in electronic (i.e., “pdf” or “tif”) format shall be just as effective as the delivery of a manually executed counterpart of this Amendment.

[Remainder of this page intentionally left blank; Signature pages follow]

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective authorized officers as of the day and year first above written.

BORROWER REPRESENTATIVE AND BORROWERS:

LDRV HOLDINGS CORP.

By:	/s/ Ronald K. Fleming
Name:	Ronald K. Fleming
Title:	Interim Chief Executive Officer

LAZYDAYS RV AMERICA, LLC
LAZYDAYS RV DISCOUNT, LLC
LAZYDAYS MILE HI RV, LLC
LAZYDAYS OF MINNEAPOLIS LLC
LDRV OF TENNESSEE LLC
LDRV OF NASHVILLE, LLC
LAZYDAYS RV OF CHICAGOLAND, LLC
LAZYDAYS OF CENTRAL FLORIDA, LLC
LONE STAR DIVERSIFIED, LLC
LAZYDAYS RV OF PHOENIX, LLC
LAZYDAYS RV OF ELKHART, LLC
LAZYDAYS RV OF OREGON, LLC
LAZYDAYS RV OF WISCONSIN, LLC
LAZYDAYS RV OF IOWA, LLC
LAZYDAYS RV OF OKLAHOMA, LLC
LD OF LAS VEGAS, LLC
LAZYDAYS RV OF KNOXVILLE, LLC
LAZYDAYS RV OF WILMINGTON, LLC
LAZYDAYS RV OF LONGMONT, LLC
LDL OF FORT PIERCE, LLC
LAZYDAYS RV OF ST. GEORGE, LLC
LAZYDAYS RV OF SURPRISE, LLC

By:	LDRV Holdings Corp.,
its Manager

By:	/s/ Ronald K. Fleming
Name:	Ronald K. Fleming
Title:	Interim Chief Executive Officer

LDRV – Signature Page to Limited Waiver and Fourth Amendment to Second A&R Credit Agreement and Consent

GUARANTORS:

LAZYDAYS HOLDINGS, INC.
LAZY DAYS’ R.V. CENTER, INC.

By:	/s/ Ronald K. Fleming
Name:	Ronald K. Fleming
Title:	Interim Chief Executive Officer

LAZYDAYS RV OF MARYVILLE, LLC
LAZYDAYS RV OF RENO, LLC
LAZYDAYS SUPPORT SERVICES, LLC

By:	LDRV Holdings Corp.,

By:	/s/ Ronald K. Fleming
Name:	Ronald K. Fleming
Title:	Interim Chief Executive Officer

LDRV – Signature Page to Limited Waiver and Fourth Amendment to Second A&R Credit Agreement and Consent

ADMINISTRATIVE AGENT AND LENDER:

MANUFACTURERS AND TRADERS TRUST COMPANY

By:	/s/ Shane Mitzner
Name:	Shane Mitzner
Title:	Senior Vice President

LDRV – Signature Page to Limited Waiver and Fourth Amendment to Second A&R Credit Agreement and Consent

LENDER:

FLAGSTAR BANK N.A., ASSIGNEE OF FLAGSTAR SPECIALTY FINANCE COMPANY, LLC (AS SUCCESSOR IN INTEREST TO NYCB SPECIALTY
FINANCE COMPANY, LLC)

By:	/s/ Robert L. Marsh
Name:	Robert L. Marsh
Title:	Senior Vice President

LDRV – Signature Page to Limited Waiver and Fourth Amendment to Second A&R Credit Agreement and Consent

LENDER:

huntington national bank

By:	/s/ Bob Kennedy
Name:	Bob Kennedy
Title:	Vice President

LDRV – Signature Page to Limited Waiver and Fourth Amendment to Second A&R Credit Agreement and Consent

LENDER:

Wells Fargo Commercial Distribution Finance, LLC

By:	/s/ Scott M. Johnstone
Name:	Scott M. Johnstone
Title:	Executive Director

LDRV – Signature Page to Limited Waiver and Fourth Amendment to Second A&R Credit Agreement and Consent

LENDER:

rockland trust company

By:	/s/ Robert Clement
Name:	Robert Clement
Title:	Vice President

LDRV – Signature Page to Limited Waiver and Fourth Amendment to Second A&R Credit Agreement and Consent